UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 18, 2008
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On March 18, 2008, The Goldman Sachs Group, Inc. (the Registrant) reported its earnings for its fiscal first quarter ended February 29, 2008. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.
Item 8.01 Other Events.
On March 18, 2008, the Registrant reported net revenues of $8.34 billion and net earnings of $1.51 billion for its first quarter ended February 29, 2008. Diluted earnings per common share were $3.23 compared with $6.67 for the first quarter of 2007 and $7.01 for the fourth quarter of 2007. Annualized return on average tangible common shareholders’ equity (1) was 17.0% and annualized return on average common shareholders’ equity was 14.8% for the first quarter of 2008.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $1.17 billion, 32% lower than the first quarter of 2007 and 41% lower than the fourth quarter of 2007.
Net revenues in Financial Advisory were $663 million, 23% lower than the first quarter of 2007, reflecting a decrease in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $509 million, 40% lower than the first quarter of 2007, primarily due to significantly lower net revenues in debt underwriting. The decline in debt underwriting was primarily due to a decrease in leveraged finance and mortgage-related activity, reflecting difficult market conditions. Net revenues in equity underwriting were also lower, principally reflecting a decrease in industry-wide common stock offerings, partially offset by an increase in convertible offerings. The firm’s investment banking transaction backlog decreased during the quarter. (2)

Trading and Principal Investments
Net revenues in Trading and Principal Investments were $5.12 billion, 46% lower than the first quarter of 2007 and 26% lower than the fourth quarter of 2007.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $3.14 billion, 32% lower than a strong first quarter of 2007 as results were adversely affected by continued deterioration in the broader credit markets. Net losses on residential mortgage loans and securities were approximately $1 billion. In addition, credit products included a loss of approximately $1 billion ($1.4 billion before hedges) related to non-investment-grade credit origination activities, as well as lower results from investments compared with the first quarter of 2007. Across the broader franchise in FICC, activity levels were high and results were strong. Net revenues in interest rate products, currencies and commodities were significantly higher compared with the same prior year period.
Net revenues in Equities were $2.51 billion, 19% lower than a strong first quarter of 2007. This decline was principally due to significantly lower results in principal strategies. During the quarter, Equities operated in an environment characterized by significantly lower equity prices. However, volatility levels continued to increase and customer activity levels were strong, which contributed to a significant increase in commissions compared with the same prior year period.
Principal Investments recorded a net loss of $532 million for the first quarter of 2008, reflecting a $135 million loss related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC) and losses from other corporate principal investments.
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $2.04 billion, 28% higher than the first quarter of 2007 and 11% higher than the fourth quarter of 2007.
Asset Management net revenues were $1.32 billion, 23% higher than the first quarter of 2007, reflecting higher management and other fees, and higher incentive fees. During the quarter, assets under management increased $5 billion to $873 billion, reflecting $29 billion of net inflows, partially offset by market depreciation of $24 billion. Net inflows primarily reflected inflows in money market assets, partially offset by outflows in equity assets, and market depreciation was in equity assets.
Securities Services net revenues were $722 million, 38% higher than the first quarter of 2007, reflecting significantly higher customer balances.

Expenses
Operating expenses were $6.19 billion, 21% lower than the first quarter of 2007 and 9% higher than the fourth quarter of 2007.
Compensation and Benefits
Compensation and benefits expenses were $4.00 billion, 35% lower than the first quarter of 2007, commensurate with lower net revenues. The ratio of compensation and benefits to net revenues was 48.0% for the quarter, consistent with the first quarter of 2007. Employment levels increased 4% during the quarter, primarily due to the firm’s acquisition of Litton Loan Servicing LP.
Non-Compensation Expenses
Non-compensation expenses were $2.19 billion, 24% higher than the first quarter of 2007. More than one-half of this increase was attributable to brokerage, clearing, exchange and distribution fees, principally reflecting higher transaction volumes in Equities. Growth in other non-compensation expenses generally reflected geographic expansion, growth in employment levels and higher levels of business activity.
Provision For Taxes
The effective income tax rate for the first quarter of 2008 was 29.5%, down from 34.1% for fiscal year 2007 and 34.2% for the first quarter of 2007. The decreases in the effective tax rate were primarily due to changes in geographic earnings mix.

Capital
As of February 29, 2008, total capital was $222.11 billion, consisting of $42.63 billion in total shareholders’ equity (common shareholders’ equity of $39.53 billion and preferred stock of $3.10 billion) and $179.48 billion in unsecured long-term borrowings. Book value per common share was $92.44 and tangible book value per common share was $80.28 (1), each increasing 2% during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 427.6 million at period end.
The firm repurchased 7.9 million shares of its common stock at an average cost per share of $198.87, for a total cost of $1.56 billion during the quarter. The remaining share authorization under the firm’s existing share repurchase program is 63.5 million shares.
Dividends
The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of $0.35 per common share to be paid on May 29, 2008 to common shareholders of record on April 29, 2008. The Board also declared dividends of $243.06, $387.50, $252.78 and $252.78 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on May 12, 2008 to preferred shareholders of record on April 27, 2008.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Registrant’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control. It is possible that the Registrant’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Registrant’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

Statements about the Registrant’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the Registrant actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the Registrant’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Feb. 29,	Nov. 30,	Feb. 23,	Nov. 30,	Feb. 23,
	2008	2007	2007	2007	2007
Investment Banking
Financial Advisory	$663	$1,240	$861	(47)%	(23)%

Equity underwriting	172	403	266	(57)	(35)
Debt underwriting	337	330	589	2	(43)

Total Underwriting	509	733	855	(31)	(40)

Total Investment Banking	1,172	1,973	1,716	(41)	(32)

Trading and Principal Investments
FICC	3,142	3,304	4,604	(5)	(32)

Equities trading	1,276	1,348	2,163	(5)	(41)
Equities commissions	1,238	1,243	924	—	34

Total Equities	2,514	2,591	3,087	(3)	(19)

ICBC	(135)	163	227	N.M.	N.M.
Other corporate and real estate gains and losses	(410)	769	1,284	N.M.	N.M.
Overrides	13	104	215	(88)	(94)

Total Principal Investments	(532)	1,036	1,726	N.M.	N.M.

Total Trading and Principal Investments	5,124	6,931	9,417	(26)	(46)

Asset Management and Securities Services
Management and other fees	1,123	1,134	982	(1)	14
Incentive fees	194	31	90	N.M.	116

Total Asset Management	1,317	1,165	1,072	13	23

Securities Services	722	672	525	7	38

Total Asset Management and Securities Services	2,039	1,837	1,597	11	28

Total net revenues	$8,335	$10,741	$12,730	(22)	(35)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	Feb. 29,	Nov. 30,	Feb. 23,	Nov. 30,	Feb. 23,
	2008	2007	2007	2007	2007
Revenues
Investment banking	$1,166	$1,974	$1,716	(41)%	(32)%
Trading and principal investments	4,877	6,823	9,073	(29)	(46)
Asset management and securities services	1,341	1,219	1,133	10	18
Interest income	11,245	11,518	10,358	(2)	9

Total revenues	18,629	21,534	22,280	(13)	(16)

Interest expense	10,294	10,793	9,550	(5)	8

Revenues, net of interest expense	8,335	10,741	12,730	(22)	(35)

Operating expenses
Compensation and benefits	4,001	3,272	6,111	22	(35)

Brokerage, clearing, exchange and distribution fees	790	774	551	2	43
Market development	144	177	132	(19)	9
Communications and technology	187	184	151	2	24
Depreciation and amortization	170	207	132	(18)	29
Amortization of identifiable intangible assets	84	41	51	105	65
Occupancy	236	343	204	(31)	16
Professional fees	178	204	161	(13)	11
Other expenses (3)	402	484	378	(17)	6

Total non-compensation expenses	2,191	2,414	1,760	(9)	24

Total operating expenses	6,192	5,686	7,871	9	(21)

Pre-tax earnings	2,143	5,055	4,859	(58)	(56)
Provision for taxes	632	1,840	1,662	(66)	(62)

Net earnings	1,511	3,215	3,197	(53)	(53)

Preferred stock dividends	44	49	49	(10)	(10)

Net earnings applicable to common shareholders	$1,467	$3,166	$3,148	(54)	(53)

Earnings per common share
Basic	$3.39	$7.49	$7.08	(55)%	(52)%
Diluted	3.23	7.01	6.67	(54)	(52)

Average common shares outstanding
Basic	432.8	422.9	444.5	2	(3)
Diluted	453.5	451.7	471.9	—	(4)

Selected Data
Employees at period end (4)	31,874	30,522	26,959	4	18
Ratio of compensation and benefits to net revenues	48.0%	30.5%	48.0%

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Feb. 29,	Nov. 30,	Feb. 23,	Nov. 30,	Feb. 23,
	2008	2007	2007	2007	2007
Non-compensation expenses of consolidated investments (5)	$125	$157	$87	(20)%	44%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	790	774	551	2	43
Market development	141	175	130	(19)	8
Communications and technology	186	182	150	2	24
Depreciation and amortization	146	142	118	3	24
Amortization of identifiable intangible assets	83	39	50	113	66
Occupancy	217	311	189	(30)	15
Professional fees	176	203	160	(13)	10
Other expenses (3)	327	431	325	(24)	1

Subtotal	2,066	2,257	1,673	(8)	23

Total non-compensation expenses, as reported	$2,191	$2,414	$1,760	(9)	24

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (6)
$ in millions

	Three Months Ended
	Feb. 29,	Nov. 30,	Feb. 23,
	2008	2007	2007
Risk Categories
Interest rates	$106	$106	$57
Equity prices	89	107	96
Currency rates	31	30	18
Commodity prices	38	26	30
Diversification effect (7)	(107)	(118)	(74)

Total	$157	$151	$127

Assets Under Management (8)
$ in billions

	As of			% Change From
	Feb. 29,	Nov. 30,	Feb. 28,	Nov. 30,	Feb. 28,
	2008	2007	2007	2007	2007
Asset Class
Alternative investments	$148	$151	$147	(2)%	1%
Equity	214	255	230	(16)	(7)
Fixed income	259	256	213	1	22

Total non-money market assets	621	662	590	(6)	5

Money markets	252	206	129	22	95

Total assets under management	$873	$868	$719	1	21

	Three Months Ended
	Feb. 29,	Nov. 30,		Feb. 28,
	2008	2007		2007
Balance, beginning of period	$868	$796		$676

Net inflows / (outflows)
Alternative investments	(2)	—		2
Equity	(17)	1		11
Fixed income	2	15		11

Total non-money market net inflows / (outflows)	(17)	16	(9)	24

Money markets	46	42		11

Total net inflows / (outflows)	29	58		35

Net market appreciation / (depreciation)	(24)	14		8

Balance, end of period	$873	$868		$719

Principal Investments (10)
$ in millions

	As of February 29, 2008
	Corporate		Real Estate	Total
Private	$8,240		$3,210	$11,450
Public	2,227		57	2,284

Subtotal	10,467		3,267	13,734
ICBC ordinary shares (11)	6,504		—	6,504

Total	$16,971	(12)	$3,267	$20,238

Footnotes
(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, excluding power contracts. Identifiable intangible assets associated with power contracts are not deducted from total shareholders’ equity because, unlike other intangible assets, less than 50% of these assets are supported by common shareholders’ equity. Management believes that return on average tangible common shareholders’ equity (ROTE) is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. ROTE is computed by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements.

The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the	As of
	Three Months Ended
	February 29, 2008	February 29, 2008
	(unaudited, $ in millions)

Total shareholders’ equity	$42,779	$42,629
Preferred stock	(3,100)	(3,100)

Common shareholders’ equity	39,679	39,529
Goodwill and identifiable intangible assets, excluding power contracts	(5,204)	(5,201)

Tangible common shareholders’ equity	$34,475	$34,328

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	In the first quarter of 2008, “Cost of power generation” was reclassified into “Other expenses” in the consolidated statements of earnings. Prior periods have been reclassified to conform to the current presentation.

(4)	Excludes 4,818, 4,572 and 4,994 employees as of February 2008, November 2007 and February 2007, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $63 million, $43 million and $35 million for the three months ended February 29, 2008, November 30, 2007 and February 23, 2007, respectively, attributable to these consolidated entities.

(5)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(6)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the year ended November 30, 2007.

(7)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(8)	Substantially all assets under management are valued as of calendar month end. Assets under management do not include the firm’s investments in funds that it manages.

(9)	Includes $7 billion of net asset inflows in connection with the firm’s acquisition of Macquarie — IMM Investment Management.

(10)	Represents investments included within the Principal Investments component of our Trading and Principal Investments segment.

(11)	Includes interests of $4.11 billion as of February 2008 held by investment funds managed by Goldman Sachs. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which Goldman Sachs maintains an economic currency hedge.

(12)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. As of February 29, 2008, the fair value of the investment was $3.55 billion and the firm had hedged all of the common stock underlying the investment.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of the Registrant dated March 18, 2008 containing financial information for its fiscal first quarter ended February 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: March 18, 2008	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer